Exhibit 99.9

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail CBRE ACQUISITION HOLDINGS, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [ • ], 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special https://www. Meeting. To attend: cstproxy. com/[X]/sm2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE IF YOU DO ARE NOT VOTING RETURN ELECTRONICALLY. THE PROXY CARD ³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ³ CBRE ACQUISITION HOLDINGS, INC. SPECIAL MEETING OF STOCKHOLDERS [ • ], 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Xxxxxx Xxxxx and Xxxxxx Xxxxx, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of CBRE Acquisition Holdings, Inc. held of record by the undersigned at the close of business on Xxxx xx, 2021 at the Special Meeting of Stockholders of CBRE Acquisition Holdings, Inc. to be held virtually at: https://www.cstproxy.com/[X]/sm2021 on Xxxx xx, 2021, at XX:00 a.m. or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 8, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. All capitalized terms not otherwise defined in this proxy card have the meanings ascribed to such terms in the the proxy statement/prospectus. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders Special Meeting Notice, Proxy Statement/Prospectus and 2020 Annual Report to Stockholders are available at: https://www.cstproxy.com/xxxxxxxx/2021 PROXY CARD Please mark THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE PROPOSALS. your votes like this X 1. The business combination proposal – FOR AGAINST ABSTAIN the To consider business and combination vote upon described a proposal in to the approve proxy Agreement, statement/prospectus, a copy of which including is attached (a) adopting to the the proxy Business statement/prospectus Combination the as terms Annex and A, conditions which provides therein, for, a business among other combination things, and between subject Altus to with and CBAH and into pursuant Altus, with to the Altus proposed as the surviving initial merger company, of First and Merger immediately Sub Second thereafter, Merger the Sub merger continuing of Altus as with the and surviving into Second entity Merger and (b) Sub, approving with Agreement the other and transactions related agreements contemplated described by the in Business the proxy Combination statement/ prospectus. prove 2. The and charter adopt proposals the third amended – To consider and restated and vote certificate upon proposals of incorporation to ap-Annex of CBAH G. In accordance in the form with attached SEC to guidance, the proxy the statement/prospectus proposals with respect as to such adoption are being presented separately as follows: 2A. Alignment Shares – To approve an amendment FOR AGAINST ABSTAIN certain to changes the certificate to the of number incorporation of conversion to make decreasing shares issued the upon vesting conversion period from of ten the years Alignment to seven Shares, years. including 2B. Class B Director – To approve an amendment FOR AGAINST ABSTAIN the Class to the B certificate Director and of incorporation the rights of holders to create of the director CBAH annually. Class B common stock to elect such 2C. Exclusive Jurisdiction – To approve an FOR AGAINST ABSTAIN to amendment provide that to the the federal certificate district of incorporation courts of the alleging U.S. shall a be violation the exclusive of federal jurisdiction securities for laws the resolution unless CBAH of complaints consents deeming in writing to stockholders an alternative to have jurisdiction consented and to to remove personal certain jurisdiction language in connection with such claims. 2D. Charter Amendment – To approve and FOR AGAINST ABSTAIN of adopt incorporation the third amended of CBAH and in the restated form attached certificate to the proxy statement/prospectus as Annex G. 3. non-binding The governance advisory basis, proposal certain – To governance consider and provisions vote upon, in the    on third a amended in accordance and restated with SEC certificate requirements of incorporation, as follows: presented separately 3A. Change in Authorized Shares – FOR AGAINST ABSTAIN To thorized approve shares an increase of all classes the total of number capital of stock au- of would CBAH consist from of 261,000,000 (i) increasing shares the authorized to 1,000,000,000 CBAH Class shares, A common which stock CBAH’s from authorized 250,000,000 Class shares B common to 988,591,250 stock from shares, 10,000,000 (ii) decreasing shares to stock 1,408,750 from 1,000,000 shares and shares (iii) increasing to 10,000,000 CBAH’s shares. authorized preferred 3B. Amendments to the Certificate of FOR AGAINST ABSTAIN any Incorporation amendment, and alteration, Bylaws – repeal To provide or rescis- that sion, incorporation in whole governing or in part, amendments of the provisions to the of new the certificate new certificate of incor- of or poration stockholder or CBAH’s action bylaws, by written the Board, consent limitations shall require on director the affirmative liability standing vote of the shares holders of of CBAH a majority Class of A the common voting stock. power To of all further the then provide out- shall that any require amendment the affirmative to the vote CBAH of bylaws a majority by of CBAH’s the CBAH stockholders Class A common stock, voting together as a single class. 3C. certain Corporate transactions Opportunity are not “corporate – To provide oppor- that are tunities” not employees and that members of CBAH of and the their Board respective who affiliates, and any stockholder Rights Agreement that has and the such right stockholder’s to appoint a affiliates director may under engage the Investor in the same CBAH, or directly similar or activities indirectly, or related may engage lines of and/or business other as business those in which activ- ities or indirectly, that overlap may with engage. or compete To further with provide those that in which CBAH CBAH, will waive directly the ties obligation to CBAH, of certain except persons for opportunities to bring expressly potential offered business to such opportuni- party solely in his or her capacity as a director or officer of CBAH. 4. The incentive plan proposal – To consider FOR AGAINST ABSTAIN and the 2021 vote Omnibus upon a proposal Incentive to Plan, approve a copy and of which adopt material is attached terms to thereunder, the proxy statement/prospectus including the authorization as Annex of the initial E; and share the reserve thereunder. 5. The ESPP proposal – To consider and vote FOR AGAINST ABSTAIN Employee upon a proposal Stock Purchase to approve Plan, and a adopt copy    the of which 2021 terial is attached terms to thereunder, the proxy statement/prospectus including the authorization as Annex of the F, and initial the share ma- reserve thereunder. staggered 6. The director terms election on the Board proposal until – immediately To elect seven following directors the to annual serve 31, meeting 2022, of 2023 CBAH and stockholders 2024, as applicable, for the calendar and until year their ended respective December suc- cessors are duly elected and qualified. 6A. Sharon Daley FOR ALL AGAINST ALL NOMINEES FOR ALL 6B. Christine Detrick NOMINEES NOMINEES EXCEPT 6C. Gregg Felton 6D. Rob Horn 6E. Lars Norell 6F. Richard Peretz 6G. Sarah Coyne “For To withhold All Except” authority and write to vote the for number(s) any individual of the nominee(s), nominees on mark the line below. 7. The NYSE Proposal – To consider and vote upon FOR AGAINST ABSTAIN with a proposal the applicable to approve, provisions for purposes of Section of complying 312.03 of issuance the New of York (a) more Stock than Exchange’s 20% of CBAH’s Listed issued Company and outstanding Manual Rules, shares the of limitation, common the stock issuance in connection of shares with of the CBAH Transactions, Class A common including, stock without as shares Merger of Consideration CBAH Class A and common the PIPE stock Investment, to a Related and Party. the issuance of 8. Adjournment Proposal – To consider and vote FOR AGAINST ABSTAIN a upon later a date proposal or dates, to adjourn if necessary, the special to permit meeting further to votes solicitation for, or and otherwise vote of in proxies connection in the with, event the that approval there of are the insufficient business the combination incentive proposal, plan proposal, the charter the ESPP proposals, proposal, the governance the director proposal, election proposal or the NYSE proposal. CONTROL NUMBER Signature Signature, if held jointly Date, 2021 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.